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                                                                     EXHIBIT 5.1

                       Akerman, Senterfitt & Eidson, P.A.
                                Attorneys at Law
                          SunTrust International Center
                                   28th Floor
                              One S.E. Third Avenue
                            Miami, Florida 33131-1704
                                 (305) 374-5600
                             Telecopy (305) 374-5095

                                August 23, 2000

Viasource Communications, Inc.
200 East Broward Boulevard, Suite 2100
Fort Lauderdale, FL  33301

Ladies and Gentlemen:

         We have acted as counsel to Viasource Communications, Inc., a New Jersey corporation (the "Company"), with respect to the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") covering the issuance of up to 5,658,840 shares of the Company's shares of Common Stock, no par value (the "Shares").

         Based on our review of the Company's organizational documents, the option plans pursuant to which the Shares are issuable and such other documents and records as we have deemed necessary and appropriate, we are of the opinion that the Shares will, when sold, be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement.

                                         Very truly yours,

                                         AKERMAN, SENTERFITT & EIDSON, P.A.

                                        /s/ Akerman, Senterfitt & Eidson, P.A.